                                                                     EXHIBIT 3.1

THIS COMPOSITE ARTICLES OF INCORPORATION OF JAG MEDIA HOLDINGS, INC. (THE "CORPORATION") REFLECTS THE CURRENT PROVISIONS OF THE CORPORATION'S ARTICLES OF INCORPORATION, AS FILED ON DECEMBER 16, 1997, AND ALL AMENDMENTS THERETO AND ALL CERTIFICATES OF DESIGNATION RELATED THERETO FILED WITH THE NEVADA SECRETARY OF STATE PRIOR TO THE ABOVE DATE.

                                   ----------

IN CASE YOU STILL HOLD SHARES OF THE CORPORATION'S ORIGINAL COMMON STOCK WHICH IS NO LONGER OUTSTANDING, SEE THE CORPORATION'S CERTIFICATE OF AMENDMENT FILED APRIL 8, 2002 (EXHIBIT 3.1 TO THE CORPORATION'S CURRENT REPORT ON FORM 8-K FILED ON APRIL 17, 2002) FOR PROVISIONS RELATED TO THE EXCHANGE OF THOSE SHARES IN CONNECTION WITH THE CORPORATION'S PRIOR RECAPITALIZATION.

Note: This Is Not an Amendment or a Restatement of the Corporation's Articles of
      Incorporation under the Laws of the State of Nevada.

                                    COMPOSITE

                            ARTICLES OF INCORPORATION

                                       OF

                            JAG MEDIA HOLDINGS, INC.

                                      FIRST

     The name of the Corporation is JAG MEDIA HOLDINGS, INC.

                                     SECOND

     Its principal office in the state of Nevada is located at 1 East First Street, Suite 1411, Reno, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, 1 East First Street, Suite 1411, Reno, Nevada 89501.

                                      THIRD

     The purpose or purposes for which the corporation is organized:

          To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

                                     FOURTH

     The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Fifty Million Four Hundred Forty Thousand (550,440,000) of which: (a) Five Hundred Million (500,000,000) shares shall be common stock, par value $0.00001; (b) Four Hundred Forty Thousand (440,000) shares shall be Class B common stock, par value $0.00001, of which (i) Four Hundred Thousand (400,000) shares shall be designated as "Series 2 Class B common stock" and (ii) Forty Thousand (40,000) shares shall be designated as "Series 3 Class B common stock"; and (c) Fifty Million (50,000,000) shares shall be preferred stock, par value $0.00001.

     Upon this Certificate of Amendment of Articles of Incorporation becoming effective pursuant to the laws of the State of Nevada [the one which became effective June 4, 2004] (the "Effective Time"), each share of the Corporation's Class A common stock, par value $0.00001, then issued, and each share of the Corporation's Series 1 Class B common stock, par value $0.00001, then issued, in each case including shares held in the treasury of the Corporation, shall be reclassified as one (1) share of fully paid and nonassessable common stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder, as of immediately prior to the Effective time, of the Class A common stock and Series 1 Class B common stock requiring each holder to exchange his or her certificate. Each holder of any certificate or certificates that immediately prior to the Effective Time represented the Class A common stock and Series 1 Class B common stock, upon surrender of a certificate or certificates to the Corporation or its transfer agent and confirmation of the name(s) of the record and beneficial owner(s) of the shares represented by such certificate, shall be entitled to receive, subject to the succeeding sentence, certificates representing a number of shares of common stock equal to the number of shares of Class A common stock and the number of shares of Series 1 Class B common stock reflected on the surrendered certificate or certificates. The Corporation will not issue certificates representing fractional shares of common stock. All stockholders of record on the record date must surrender the physical share certificates representing shares of the Corporation's Class A common stock and Series 1 Class B common stock for new share certificates representing the common stock.

1. Common Stock.

     The voting powers, designations, preferences, limitations, restrictions and relative rights of the common stock shall be as follows:

     (A) VOTING RIGHTS. Except as required by law, at every meeting of stockholders of the Corporation, every holder of common stock shall be entitled to one vote, in person or by proxy, for each share of common stock outstanding in such holder's name on the stock transfer records of the Corporation.

     (B) DISTRIBUTION OF ASSETS. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the common stock, Series 2 Class B common stock and Series 3 Class B common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     (C) DIVIDENDS. Holders of common stock, Series 2 Class B common stock and Series 3 Class B common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

2. Series 2 Class B common stock

     (A) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series 2 Class B common stock" and the number of shares constituting such series shall be Four Hundred Thousand (400,000).

     (B) NO VOTING RIGHTS. Except as required by law, holders of shares of Series 2 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (C) DISTRIBUTION OF ASSETS. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 2 Class B common stock, Series 3 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     (D) DIVIDENDS. Holders of Series 2 Class B common stock, Series 3 Class B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

     (E) MANDATORY REDEMPTION. (1) No redemption of the Series 2 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 2 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 2 Class B common stock shall be equal to the greater of (i) par value or (ii) the amount obtained by dividing (a) ninety percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, by (b) the total number of shares of Series 2 Class B common stock issued and outstanding as of the Redemption Date, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 2 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 2 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:

          (A) the Redemption Price;

          (B) the Redemption Date;

          (C) that the holder is to surrender to the Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 2 Class B common stock to be redeemed;

          (D) that dividends on the shares of the Series 2 Class B common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

          (E) the name of any bank or trust company performing the duties referred to in subsection (e)(5) below.

     (2) On or before the Redemption Date, each holder of Series 2 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 2 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.

     (3) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series 2 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

     (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

     (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (6) All interpretations of the redemption provisions contained in this Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the

Corporation in respect of this Section (e) shall be taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

     (F) NO REISSUANCE OF SERIES 2 CLASS B COMMON STOCK. None of the shares of Series 2 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

     (G) BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

     (H) LEGEND. The Series 2 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

3. Series 3 Class B common stock

     (A) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series 3 Class B common stock" and the number of shares constituting such series shall be Forty Thousand (40,000).

     (B) NO VOTING RIGHTS. Except as required by law, holders of shares of Series 3 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (C) DISTRIBUTION OF ASSETS. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 3 Class B common stock, Series 2 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     (D) DIVIDENDS. Holders of Series 3 Class B common stock, Series 2 Class B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

     (E) MANDATORY REDEMPTION. (1) No redemption of the Series 3 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 3 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 3 Class B common stock shall be equal to the greater of (i) par value or (ii) .0025% of ten percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 3 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 3 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:

          (A) the Redemption Price;

          (B) the Redemption Date;

          (C) that the holder is to surrender to the Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 3 Class B common stock to be redeemed;

          (D) that dividends on the shares of the Series 3 Class B common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

          (E) the name of any bank or trust company performing the duties referred to in subsection (e)(5) below.

     (2) On or before the Redemption Date, each holder of Series 3 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 3 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.

     (3) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series 3 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

     (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

     (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (6) All interpretations of the redemption provisions contained in this Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the Corporation in respect of this Section
(e) shall be taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

     (F) NO REISSUANCE OF SERIES 3 CLASS B COMMON STOCK. None of the shares of Series 3 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

     (G) BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

     (H) LEGEND. The Series 3 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

4. Preferred stock.

     The voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred stock shall be as follows:

     The preferred stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the voting powers, designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

                                     FIFTH

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

     The names and addresses of the initial three members of the board of directors are:

NAME:                    POST-OFFICE ADDRESS:
-----                    --------------------
1. Harold Kaufman, Jr.   2801 South Madison
                         Spokane, Washington  99203

2. Gary Littler          1025 Ocean Avenue
                         Santa Monica, California  90403

3. Doris Ruff            2001 Yacht Vindex
                         Newport Beach, California  92660

     The number of members of the Board of Directors shall not be less than three nor more than thirteen.

                                      SIXTH

     The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                                    SEVENTH

     The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

NAME:              POST-OFFICE ADDRESS:
-----              --------------------
Conrad C. Lysiak   601 West First Avenue
                   Suite 503
                   Spokane, Washington  99204

                                     EIGHTH

     The corporation is to have perpetual existence.

                                     NINTH

     In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

                                     TENTH

     Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                    ELEVENTH

     This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    TWELFTH

     The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of December, 1997.


                                        /s/ CONRAD C. LYSIAK
                                        ----------------------------------------
                                        CONRAD C. LYSIAK

STATE OF WASHINGTON     )
                        )
COUNTY OF SPOKANE       )

     On this 12th day of December, 1997, before me, a Notary Public, personally appeared CONRAD C. LYSIAK, who severally acknowledged that he executed the above instrument.


                                        /s/ JUDY TERESE LYSIAK
                                        ----------------------------------------
                                        Notary Public, residing in the State
                                        of Washington, residing in Spokane

My Commission Expires:

October 9, 1998